Exhibit 99.1
SECOND AMENDMENT TO CREDIT AGREEMENT
     THIS SECOND AMENDMENT (this “Amendment”) to the Credit Agreement referred to below, dated as of March 31, 2010, by and among GRAY TELEVISION, INC., a Georgia corporation (“Borrower”), certain subsidiaries of the Borrower, the Lenders party hereto (collectively, the “Consenting Lenders”) pursuant to an authorization (in the form attached hereto as Exhibit A, each a “Lender Authorization”) and WELLS FARGO BANK, N.A., successor-by-merger to Wachovia Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”).
Statement of Purpose
     WHEREAS, the Borrower, the Lenders party thereto and the Administrative Agent are parties to that certain Credit Agreement dated as of March 19, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have extended certain credit facilities to the Borrower; and
     WHEREAS, the Borrower has requested, and the Lenders and the Administrative Agent have agreed, subject to the terms and conditions set forth herein, to amend the Credit Agreement as specifically set forth herein.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:
     Section 1. Capitalized Terms. All capitalized undefined terms used in this Amendment (including, without limitation, in the introductory paragraph and the Statement of Purpose hereto) shall have the meanings assigned thereto in the Credit Agreement.
     Section 2. Amendments to Credit Agreement. Subject to and in accordance with the terms and conditions set forth herein, the Administrative Agent and the Lenders hereby agree to amend the Credit Agreement as follows:
     (a) The Credit Agreement is hereby amended by adding the following new defined terms to Section 1.1 thereof in appropriate alphabetic order:
     “Allowed Liquidity” shall mean, with respect to the incurrence or issuance of the New Securities prior to March 31, 2011, the Borrower’s and its Subsidiaries’ cash on hand (including, without limitation, the proceeds of Revolving Loans) in an aggregate amount not to exceed the lesser of (x) the Specified Transaction Costs and Expenses in connection with any such incurrence or issuance, including any original issue discount associated therewith and (y) $15,000,000.
     “Escrow Account” shall have the meaning assigned thereto in Section 5.23(b).

     “Escrow Agent” shall mean the Administrative Agent, in its capacity as the escrow agent under the Escrow Agreement.
     “Escrow Agreement” shall mean an escrow agreement (or similar agreement) in form and substance satisfactory to the Borrower, the Administrative Agent and the Escrow Agent, as amended, supplemented, restated or otherwise modified from time to time.
     “Escrow Amount” shall mean an amount equal to the lesser of (i) $50,000,000 and (ii) fifty percent (50%) of the amount of New Securities Proceeds (including any Allowed Liquidity) received by the Borrower from the issuance of New Securities after the Second Amendment Effective Date in excess of $250,000,000.
     “First Lien Adjusted Total Indebtedness” shall mean, as of any date, the difference between (a) Total Indebtedness which is secured by a first priority security interest in any assets of the Borrower or any of its Subsidiaries (including in any event any such Indebtedness outstanding under the Credit Agreement) minus (b) the aggregate amount of the cash and Cash Equivalents of the Borrower then on hand, not to exceed $15,000,000 (exclusive of any such cash or Cash Equivalents in the Escrow Account) .
     “First Lien Leverage Ratio” shall mean, as of any date, the ratio of
          (a) First Lien Adjusted Total Indebtedness as of such date; to
          (b) Operating Cash Flow for the most recent eight (8) fiscal quarter period then ended or most recently ended divided by two (2).
     “First Lien Leverage Test” shall mean, with respect to any transaction, the First Lien Leverage Ratio as of the last day of the most recently ended fiscal quarter prior to the consummation of such transaction with respect to which the financial statements have been delivered to the Administrative Agent pursuant to Sections 6.1(b) or 6.2, as applicable.
     “Fixed Charge Coverage Ratio” shall mean, as of any date, the ratio of
          (a) Operating Cash Flow for the most recent eight (8) fiscal quarter period then ended or most recently ended; to
          (b) Fixed Charges for the most recent eight (8) fiscal quarter period then ended or most recently ended.
     “Fixed Charges” shall mean, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum, without duplication, of (a) cash Interest Expense (including that attributable to Capitalized Lease Obligations) for such period plus (b) the aggregate amount of scheduled principal payments due during such period in respect of Indebtedness plus (c) the aggregate amount of cash Capital Expenditures made during such period which were not financed with the proceeds of Indebtedness (other than Revolving Loans) or Capital Stock plus (d) income taxes actually paid in cash during such period (net of any cash refunds actually received during such period) plus (e) the aggregate amount of Restricted Payments made in cash pursuant to Sections 7.7(h) or 7.7(i) during such period.
     “Incentive Fee Rate” shall mean a rate per annum equal to 2.00%, as such percentage may be decreased with the prior written consent of the Required Lenders.
     “Incentive Fees” shall have the meaning assigned thereto in Section 2.4(f)(ii).
     “Intercreditor Agreement” shall mean an intercreditor agreement containing terms and conditions, taken as a whole, that are customary for transactions of the type contemplated by the applicable New Securities and otherwise in form and substance satisfactory to the Borrower and the Administrative Agent, executed and delivered by the parties thereto on or before the first date on which New Securities of the type described in clause (ii) of the definition thereof are issued or incurred, as amended, supplemented, restated or otherwise modified from time to time.
     “New Securities” shall mean (i) Capital Stock or (ii) senior or senior subordinated notes and/or senior or senior subordinated term loans issued or incurred by the Borrower on or after the Second Amendment Effective Date; provided that, in any event, such New Securities (x) shall have a final maturity date that is not earlier than 180 days after the Term Loan B Maturity Date and shall have no scheduled amortization prior to such date, (y) shall not be secured by Liens on any assets other than the Collateral (and any Liens on the Collateral securing such New Securities shall be subordinated to the Liens securing the Obligations pursuant to the Intercreditor Agreement) and (z) shall not contain covenants or events of default, when taken as a whole, that are equally as or more restrictive or adverse to the Borrower and its Subsidiaries than those contained in this Agreement and the other Loan Documents.
     “New Securities Proceeds” shall mean (x) Net Proceeds (Indebtedness), Net Proceeds (Equity), in each case from the issuance or incurrence of New Securities and (y) Allowed Liquidity.
     “Prepayment Trigger Date” shall mean the first date occurring on or after the Second Amendment Effective Date on which the Borrower has prepaid not less than $200,000,000 in principal amount of the Term Loan B with New Securities Proceeds.

     “Revolving Incentive Fees” shall have the meaning assigned thereto in Section 2.4(f)(i).
     “Second Amendment” shall mean that certain Second Amendment dated as of March 31, 2010 to this Agreement.
     “Second Amendment Effective Date” shall mean March 31, 2010.
     “Series D Preferred Stock” shall mean the series of Capital Stock of the Borrower that is designated as “Series D Perpetual Preferred Stock”.
     “Series D Preferred Stock Redemption” shall mean the redemption, repurchase or defeasance of the par amount of the Series D Preferred Stock outstanding on the Second Amendment Effective Date, including any ratable accrued and unpaid dividends related thereto (whether accrued before or after the Second Amendment Effective Date), and the cancellation of such Series D Preferred Stock, in an amount, as of the date of determination, not to exceed the Escrow Amount minus the face amount of any New Securities issued in exchange for Series D Preferred Stock pursuant to Section 7.7(k) prior to such date.
     “Specified Transaction Costs and Expenses” shall mean reasonable and customary transaction costs (including without limitation, all reasonable and customary fees and expenses of attorneys, accountants and other consultants, all reasonable and customary underwriting or placement agent fees, and reasonable and customary fees and expenses of any trustee, registrar or transfer agent) incurred and paid in connection with the First Amendment to this Agreement effective as of the First Amendment Effective Date (including all such amounts incurred in connection with the granting of Liens on additional Collateral pursuant to the terms hereof), the Second Amendment and the issuance of any New Securities, in each case to the extent incurred and paid.
     “Term Loan Incentive Fees” shall have the meaning assigned thereto in Section 2.4(f)(ii).
     (b) The definition of “Debt Service” in Section 1.1 of the Credit Agreement is hereby amended by adding “or Incentive Fees” immediately following “any Facility Fees”.
     (c) The definition of “Excess Cash Flow” in Section 1.1 of the Credit Agreement is hereby amended by redesignating clause (v) as clause (vi), and inserting the following new clause (v) immediately after clause (iv):
     “(v) Specified Transaction Costs and Expenses during such period;”
     (d) The definition of “Facility Fee Rate” in Section 1.1 of the Credit Agreement is hereby amended by deleting such definition in its entirety and substituting in lieu thereof the following:

     “‘Facility Fee Rate’ shall mean a rate per annum equal to 3.00%, as such percentage may be decreased (a) pursuant to Section 2.4(e)(iv) or (b) with the prior written consent of the Required Lenders; provided that, if the Prepayment Trigger Date has occurred on or before March 31, 2011, then on and after April 1, 2011, “Facility Fee Rate” shall mean the percentage per annum set forth below under “Facility Fee Rate” based upon the First Lien Leverage Ratio as of the fiscal quarter most recently ended (with respect to which the financial statements referred to below have been delivered), effective as of the fifth Business Day after the financial statements referred to in Section 6.1(b) or 6.2, as applicable, and an accompanying Performance Certificate as set forth in Section 6.3, are delivered by the Borrower to the Administrative Agent for such fiscal quarter or fiscal year, as applicable, most recently ended:

First Lien Leverage
Ratio	Facility Fee Rate

Greater than or equal to 6.00 to 1.00	1.00%

Greater than or equal to 5.50 to 1.00 but less than 6.00 to 1.00	0.75%

Greater than or equal to 5.00 to 1.00 but less than 5.50 to 1.00	0.50%

Greater than or equal to 4.50 to 1.00 but less than 5.00 to 1.00	0.25%

Less than 4.50 to 1.00	0%
     (e) The definition of “Operating Cash Flow” in Section 1.1 of the Credit Agreement is hereby amended by deleting clause (c)(iv) in its entirety and substituting in lieu thereof the following:
     “(iv) Specified Transaction Fees and Expenses, plus”
     (f) The definition of “Permitted Liens” in Section 1.1 of the Credit Agreement is hereby amended by (i) adding immediately after the reference to “$5,000,000” appearing in clause (l) of such definition “(or, at any time after the Prepayment Trigger Date, $10,000,000)” and (ii) deleting clause (n) in its entirety and substituting in lieu thereof the following:

     “(n) Liens on the Collateral securing New Securities permitted to be issued or incurred under Section 7.1(f), which Liens are subordinated to the Liens securing the Obligations pursuant to the Intercreditor Agreement;”
     (g) The definition of “Restricted Payments” in Section 1.1 of the Credit Agreement is hereby amended by adding immediately after the reference to “Subordinated Indebtedness of the Borrower and its Subsidiaries” appearing in clause (b) of such definition “or New Securities”.
     (h) The definition of “Security Documents” in Section 1.1 of the Credit Agreement is hereby amended by adding immediately after the phrase “the Collateral Agreement,” the phrase “the Intercreditor Agreement, the Escrow Agreement,”.
     (i) Section 2.4 of the Credit Agreement is amended by deleting clause (e)(iv) of such Section in its entirety and substituting in lieu thereof the following:
     “(iv) Reduction of Facility Fee Rate. With respect to the period beginning on the First Amendment Effective Date through and including March 31, 2011, the Facility Fee Rate shall be decreased by (x) 1.75% per annum for the first $200,000,000 of principal amount of the Term Loan B prepaid during such period with New Securities Proceeds, (y) an additional 0.25% per annum for the next $50,000,000 in excess of the initial $200 million of principal amount of the Term Loan B prepaid during such period with New Securities Proceeds, and (z) an additional 0.25% per annum for the next $50,000,000 in excess of the initial $250 million of principal amount of the Term Loan B prepaid during such period with New Securities Proceeds. Any such decrease in the Facility Fee Rate shall become effective on the Business Day following the date of such prepayment.”
     (j) Section 2.4 of the Credit Agreement is further amended by adding the following new clause (f) immediately following clause (e) thereof:
     “(f) Incentive Fees.
     (i) Revolving Incentive Fees. Beginning on the Second Amendment Effective Date, the Borrower agrees to pay to the Administrative Agent for the account of each of the Lenders with outstanding Revolving Loans, incentive fees (“Revolving Incentive Fees”) on the outstanding Revolving Loans for each day from the Second Amendment Effective Date through the Prepayment Trigger Date, in an amount equal to the product of the outstanding principal amount of Revolving Loans on such day times the Incentive Fee Rate.
     (ii) Term Loan Incentive Fees. Beginning on the Second Amendment Effective Date, the Borrower agrees to pay to the Administrative Agent for the account of each of the Lenders with Term Loan B outstanding, incentive fees (“Term Loan Incentive Fees” and, together with the Revolving Incentive Fees, the “Incentive Fees”) on the

Term Loan B outstanding for each day from the Second Amendment Effective Date through the Prepayment Trigger Date, in an amount equal to the product of the outstanding principal amount of Term Loan B on such day times the Incentive Fee Rate.
     (iii) Calculation and Payment of Incentive Fees. The Incentive Fees shall be computed on the basis of a year of 360 days for the actual number of days elapsed, shall be payable quarterly in arrears in cash on the last Business Day of each fiscal quarter commencing with the fiscal quarter ending June 30, 2010, and shall be non-refundable when paid; provided that, in any event, all accrued but unpaid Incentive Fees shall be due and payable on the earlier of (x) the Prepayment Trigger Date and (y) the applicable Maturity Date.
     (k) Section 2.6 of the Credit Agreement is amended by deleting clause (a) of such Section in its entirety and substituting in lieu thereof the following:
     “(a) Prepayments. The principal amount of any Base Rate Advance and any Facility Fees accrued on or prior to the Facility Fee Accrual Date may be prepaid in full or ratably in part at any time without penalty and without regard to the Payment Date for such Advance (in the case of any Base Rate Advance) upon written notice, or telephonic notice followed immediately by written notice, to the Administrative Agent on the date of such prepayment; provided, however, that the Borrower’s failure to confirm any telephonic notice with a written notice shall not invalidate any notice so given if acted upon by the Administrative Agent. LIBOR Advances may be prepaid prior to the applicable Payment Date, upon three (3) Business Days’ prior written notice, or telephonic notice followed immediately by written notice, to the Administrative Agent; provided, however, that the Borrower shall reimburse the Lenders and the Administrative Agent, on the earlier of demand by the applicable Lender or the Maturity Date, for any loss or reasonable out-of-pocket expense incurred by any Lender or the Administrative Agent in connection with such prepayment, as set forth in Section 2.9; provided further, however, that the Borrower’s failure to confirm any telephonic notice with a written notice shall not invalidate any notice so given if acted upon by the Administrative Agent. Any partial prepayment hereunder shall be in amounts of not less than $500,000 and in integral multiples of $250,000. Revolving Loans prepaid pursuant to this Section 2.6(a) may be reborrowed, subject to the terms and conditions hereof. Any Term Loan B or Incremental Facility Loan, as applicable, prepaid pursuant to this Section 2.6(a) may not be reborrowed. Amounts prepaid shall be paid together with accrued interest on the amount so prepaid accrued through the date of such prepayment. Notwithstanding the foregoing, no Term Loan B or Incremental Facility Loan, as applicable, may be prepaid pursuant to this Section 2.6(a) unless all Facility Fees accrued prior to the Facility Fee Accrual Date have been paid in full. Any prepayment in cash by the Borrower of unpaid Facility Fees (and all unpaid interest thereon) shall be distributed to the applicable Lenders of record in the Register on the date of such payment.

     (l) Section 2.6 of the Credit Agreement is amended by deleting clause (b)(iii) of such Section in its entirety and substituting in lieu thereof the following:
     “(iii) Repayments From Net Proceeds of Asset Sales or Insurance or Condemnation Proceedings.
     (A) At all times prior to the Prepayment Trigger Date, within three (3) Business Days following the date of receipt by the Borrower or any of its Subsidiaries of any Net Proceeds (Asset Sales) (other than in connection with Asset Sales permitted under Section 7.4(a)(i)), the Loans shall be automatically and permanently prepaid in an amount equal to, in the aggregate, one-hundred percent (100%) of any Net Proceeds (Asset Sales); provided, however, that no prepayment under this Section 2.6(b)(iii)(A) shall occur if such Net Proceeds (Asset Sales) are from an insurance or condemnation proceeding and are reinvested in any Permitted Business or other assets directly related thereto within the succeeding two hundred seventy (270) day period; and provided further, that so long as (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Borrower and its Subsidiaries are and will be in pro forma compliance with Section 7.8(a), both before and after giving effect to such Asset Sales, no prepayment shall be required under this Section 2.6(b)(iii)(A) with respect to any Asset Sale (or series of related Asset Sales) consummated after the First Amendment Effective Date that does not result in more than $75,000 of Net Proceeds (Asset Sales) up to an aggregate amount of $2,000,000 of Net Proceeds (Asset Sales) for all Asset Sales consummated after the First Amendment Effective Date. Repayments under this Section 2.6(b)(iii)(A) shall be applied first, pro rata, to the principal of the Term Loan B and, if applicable, the Incremental Facility Loans (applied to reduce, on a pro rata basis, the remaining scheduled principal installments of the Term Loan B and, if applicable, the Incremental Facility Loans) and, second to the outstanding principal amount of the Revolving Loans. Accrued interest on the principal amount of the Loans being repaid pursuant to this Section 2.6(b)(iii)(A) to the date of such repayment (together with any additional amount owing under Section 2.9) will be paid by the Borrower concurrently with such principal repayment.
     (B) At all times on or after the Prepayment Trigger Date, within three (3) Business Days following the date of receipt by the Borrower or any of its Subsidiaries of any Net Proceeds (Asset Sales) (other than in connection with Asset Sales permitted under Section 7.4(a)(i)), the Loans shall be automatically and permanently prepaid in an amount equal to, in the aggregate, one-hundred percent (100%) of any Net Proceeds (Asset

Sales); provided, however, that no prepayment under this Section 2.6(b)(iii)(B) shall be required if such Net Proceeds (Asset Sales) are from (i) an insurance or condemnation proceeding and are reinvested in any Permitted Business or other assets directly related thereto within the succeeding two hundred seventy (270) day period or (ii) Asset Sales in an aggregate amount not to exceed $10,000,000 during any fiscal year which are reinvested in capital assets customarily used or useful in a Permitted Business within the two hundred seventy (270) day period following any such Asset Sale; and provided further, that so long as (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Borrower and its Subsidiaries are and will be in pro forma compliance with Section 7.8(b) and (c), both before and after giving effect to such Asset Sales, no prepayment shall be required under this Section 2.6(b)(iii)(B) with respect to any Asset Sale (or series of related Asset Sales) consummated after the Prepayment Trigger Date that does not result in (1) more than $75,000 of Net Proceeds (Asset Sales) if the First Lien Leverage Test is equal to or greater than 6.00 to 1.00 as of the date of such Asset Sale (or series of related Asset Sales), (2) more than $2,000,000 of Net Proceeds (Asset Sales) for all Asset Sales consummated in any fiscal year ending after the Prepayment Trigger Date when the First Lien Leverage Test is equal to or greater than 6.00 to 1.00 as of the date of such Asset Sale (or series of related Asset Sales) or (3) more than $5,000,000 of Net Proceeds (Asset Sales) for all Asset Sales consummated in any fiscal year after the Prepayment Trigger Date when the First Lien Leverage Test is less than 6.00 to 1.00 as of the date of such Asset Sale (or series of related Asset Sales). Repayments under this Section 2.6(b)(iii)(B) shall be applied first, pro rata, to the principal of the Term Loan B and, if applicable, the Incremental Facility Loans (applied to reduce, on a pro rata basis, the remaining scheduled principal installments of the Term Loan B and, if applicable, the Incremental Facility Loans) and, second to the outstanding principal amount of the Revolving Loans. Accrued interest on the principal amount of the Loans being repaid pursuant to this Section 2.6(b)(iii)(B) to the date of such repayment (together with any additional amount owing under Section 2.9) will be paid by the Borrower concurrently with such principal repayment.”
     (m) Section 2.6 of the Credit Agreement is further amended by deleting clause (b)(iv) of such Section in its entirety and substituting in lieu thereof the following:
     “(iv) Excess Cash Flow. On or prior to April 15, 2009, and on or prior to each April 15 thereafter during the term of this Agreement, the Loans shall be repaid in the following applicable amounts:
     (A) If the Prepayment Trigger Date has not occurred prior to the date on which such prepayment is due and payable:

     (x) if the Leverage Ratio as of the end of the fiscal year ended on the immediately preceding December 31 is greater than 5.00 to 1.00, an amount equal to one hundred percent (100%) of Excess Cash Flow for such fiscal year; and
     (y) if the Leverage Ratio as of the end of the fiscal year ended on the immediately preceding December 31 is less than or equal to 5.00 to 1.00, an amount equal to seventy-five percent (75%) of Excess Cash Flow for such fiscal year.
     (B) If the Prepayment Trigger Date has occurred on or prior to the date on which such prepayment is due and payable:
     (x) if the First Lien Leverage Ratio as of the end of the fiscal year ended on the immediately preceding December 31 is greater than 6.00 to 1.00, an amount equal to one hundred percent (100%) of Excess Cash Flow for such fiscal year;
     (y) if the First Lien Leverage Ratio as of the end of the fiscal year ended on the immediately preceding December 31 is less than or equal to 6.00 to 1.00 and greater than 5.00 to 1.00, an amount equal to seventy-five percent (75%) of Excess Cash Flow for such fiscal year; and
     (z) if the First Lien Leverage Ratio as of the end of the fiscal year ended on the immediately preceding December 31 is less than or equal to 5.00 to 1.00, an amount equal to the sum of fifty percent (50%) of Excess Cash Flow for such fiscal year minus $25,000,000.
     Repayments under this Section 2.6(b)(iv) shall be applied first, pro rata, to the principal of the Term Loan B and, if applicable, the Incremental Facility Loans (applied to reduce, on a pro rata basis, the remaining scheduled principal installments of the Term Loan B and, if applicable, the Incremental Facility Loans) and, second, to the outstanding principal amount of the Revolving Loans. Accrued interest on the principal amount of the Loans being repaid pursuant to this Section 2.6(b)(iv) to the date of such repayment (together with any additional amount owing under Section 2.9) will be paid by the Borrower concurrently with such principal repayment.”
     (n) Section 2.6 of the Credit Agreement is further amended by deleting clause (b)(v) of such Section in its entirety and substituting in lieu thereof the following:
     “(v) Issuance of Indebtedness or Capital Stock.

     “(A) Within three (3) Business Days following the date of receipt by any Holding Company, any Intermediate Holding Company, the Borrower or any of its Subsidiaries of any Net Proceeds (Indebtedness) arising from the issuance of Indebtedness by any such Person after the Agreement Date incurred pursuant to Section 7.1(c) or Section 7.1(f), as applicable, or otherwise consented to by the Required Lenders, the Loans shall be repaid in an amount equal to one hundred percent (100%) of the Net Proceeds (Indebtedness) related thereto; provided that no prepayment under this Section 2.6(b)(v)(A) shall be required if (i)(1) such Net Proceeds (Indebtedness) are from the incurrence of Subordinated Indebtedness issued either to: (x) pay all or a portion of the purchase price in connection with an Acquisition permitted pursuant to Section 7.6 made substantially concurrently with such incurrence of Subordinated Indebtedness or (y) refinance, renew, replace or extend any Subordinated Indebtedness, in each case as permitted pursuant to Section 7.1(c) and (2) the Borrower has complied with the requirements of Section 7.1(c) or (ii) such Net Proceeds (Indebtedness) are from the incurrence of Indebtedness to refinance, renew, replace or extend any New Securities permitted pursuant to Section 7.1(f), and the Borrower has complied with the requirements of Section 7.1(f); provided further that, notwithstanding the foregoing, the Borrower shall not be required to make a prepayment from the Net Proceeds (Indebtedness) received in connection with the issuance of New Securities to the extent of (and in the applicable amount of) any Restricted Payments made with such Net Proceeds (Indebtedness) to consummate a Series D Preferred Stock Redemption pursuant to and in accordance with Section 5.23 and Section 7.7(j); and
     (B) Within three (3) Business Days following the date of receipt by any Holding Company, any Intermediate Holding Company, the Borrower or any of its Subsidiaries of any Net Proceeds (Equity) arising from any Equity Issuance on or after the First Amendment Effective Date, the Loans (or Facility Fees, as provided below) shall be repaid in an amount equal to:
     (x) if the Prepayment Trigger Date has not occurred on or prior to the date of receipt of such Net Proceeds (Equity), one hundred percent (100%) of the Net Proceeds (Equity) related thereto; or
     (y) if the Prepayment Trigger Date has occurred on or prior to the date of receipt of such Net Proceeds (Equity), (i) one hundred percent (100%) of the Net Proceeds (Equity) related thereto if the First Lien Leverage Test is greater than or equal to 5.00 to 1.00 or (ii) fifty percent (50%) of the Net Proceeds (Equity) related thereto if the First Lien Leverage Test is less than 5.00 to 1.00; provided that, notwithstanding the foregoing, the Borrower shall not be required to make a prepayment from the Net Proceeds (Equity) received in connection with the issuance of New Securities to the extent of (and in the applicable amount of) any Restricted Payments made with such Net Proceeds (Equity) pursuant to and in accordance with Section 5.23 and Section 7.7(j).”
     Repayments under this Section 2.6(b)(v) shall be applied first, pro rata, to the principal of the Term Loan B and, if applicable, the Incremental Facility Loans (applied to reduce, on a pro rata basis, the remaining scheduled principal installments of the Term Loan B and, if applicable, the Incremental Facility Loans) and, second to the outstanding principal amount of the Revolving Loans. Accrued interest on the principal amount of the Loans being repaid pursuant to this Section 2.6(b)(v) to the date of such repayment (together with any additional amount owing under Section 2.9) will be paid by the Borrower concurrently with such principal repayment.
     (o) Section 2.6 of the Credit Agreement is further amended by deleting clause (b)(x) of such Section in its entirety and substituting in lieu thereof the following:
     “(x) Maximum Cash Balance. If, at any time there are Revolving Loans outstanding, the aggregate amount of cash and Cash Equivalents of the Borrower and its Subsidiaries exceeds (i) at all times prior to the Prepayment Trigger Date, $10,000,000 or (ii) at all times on and after the Prepayment Trigger Date, $15,000,000, for a period of five (5) consecutive Business Days, the Borrower shall immediately repay any Revolving Loans in the amount of such excess. If, at any time prior to the Prepayment Trigger Date during which no Revolving Loans are outstanding, the aggregate amount of cash and Cash Equivalents of the Borrower and its Subsidiaries exceeds $20,000,000 for a period of five (5) consecutive Business Days, the Borrower shall immediately repay first, the Facility Fees accrued prior to the Facility Fee Accrual Date on a pro rata basis and, second, the principal of the Term Loan B and, if applicable, the Incremental Facility Loans, on a pro rata basis (applied to reduce, on a pro rata basis, the remaining scheduled principal installments of the Term Loan B and, if applicable, the Incremental Facility Loans), in the amount of such excess. Accrued interest on the Term Loan Facility Fees or the principal amount of the Loans, as applicable, being repaid pursuant to this Section 2.6(b)(x) to the date of such repayment (together with any additional amount owing under Section 2.9) will be paid by the Borrower concurrently with such principal repayment. Any repayment in cash by the Borrower of unpaid Facility Fees (and all unpaid interest thereon) shall be distributed to the applicable Lenders of record in the Register on the date of such payment.”
     (p) Section 3.2(g) of the Credit Agreement is amended by replacing the reference to “$10,000,000” with a reference to “$15,000,000”.

     (q) Article 5 of the Credit Agreement is amended by inserting the following new Section 5.23 immediately after Section 5.22:
     “Section 5.23 Issuance of New Securities; Escrow.
     (a) On the date on which the Borrower has received proceeds from the issuance of New Securities and has prepaid not less than $250,000,000 in principal amount of the Term Loan B with New Securities Proceeds, the Borrower may, at its option, either (i) use the amount of such New Securities Proceeds in excess of $250,000,000, in an aggregate amount not to exceed the Escrow Amount, to consummate a Series D Preferred Stock Redemption to the extent otherwise permitted under Section 7.7(j) hereof, or (ii) deliver the amount of such New Securities Proceeds in excess of $250,000,000 into escrow in accordance with the immediately following clause (b) in an aggregate amount not to exceed the Escrow Amount. Any such proceeds which are not used as contemplated in clause (i) or (ii) of the immediately preceding sentence shall be used to prepay the Loans in accordance with Section 2.6(b)(v) hereof.
     (b) If Borrower elects to deliver such New Securities Proceeds into escrow as contemplated under clause (a) above, then on the date on which Borrower receives such New Securities Proceeds, the Borrower shall deliver to the Escrow Agent, in immediately available funds, to an account in the name of the Escrow Agent and designated in the Escrow Agreement (the “Escrow Account”), an amount not to exceed the Escrow Amount in accordance with the terms of this Agreement and the Escrow Agreement. The Escrow Agreement shall provide that all funds held in the Escrow Account shall be released no later than six (6) months following the date of delivery into the Escrow Account, and on the day of such release (which shall be a Business Day) shall be used by the Borrower, subject to the terms of this Agreement (including, without limitation, Section 7.7(j) hereof) and the Escrow Agreement, to either (x) consummate a Series D Preferred Stock Redemption or (y) prepay the Loans in accordance with Section 2.6(b)(v) hereof.
     (r) Section 6.1(a) of the Credit Agreement is amended by (i) adding the phrase “At all times prior to the Prepayment Trigger Date,” immediately before the phrase “Within thirty (30) days” appearing in the first sentence thereof and (ii) replacing the word “Within” appearing in the first sentence thereof with “within”.
     (s) Section 6.4(g) of the Credit Agreement is amended by adding the phrase “at all times prior to the Prepayment Trigger Date” immediately after the phrase “Promptly upon request thereof from the Administrative Agent”.
     (t) Section 7.1 of the Credit Agreement is amended by inserting the following new clause (f) immediately after clause (e):

     “(f) Indebtedness consisting of the New Securities so long as (i) no Default or Event of Default shall have occurred and be continuing at the time of incurrence or would result therefrom and (ii) the Borrower is in compliance with the Fixed Charge Coverage Ratio as of the end of the fiscal quarter immediately preceding the date of incurrence, calculated both before, and after giving pro forma effect to, the incurrence of such Indebtedness and, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, any refinancings, refundings, renewals or extensions thereof; provided that such refinancings, refundings, renewals or extensions shall (A) comply with the terms set forth in the definition of, and shall constitute, New Securities, (B) be in an amount not greater than the amount outstanding at the time of such refinancing, refunding, renewal or extension plus an amount equal to the Specified Transaction Costs and Expenses for such refinancing, refunding, renewal or extension and (C) not contain terms, when taken as a whole, that are less favorable to the Borrower and its Subsidiaries than those contained in the New Securities being so refinanced, refunded, renewed or extended.”
     (u) Section 7.3 of the Credit Agreement is amended by adding the phrase “or the New Securities” immediately following the phrase “Subordinated Indebtedness” appearing therein.
     (v) Section 7.4 of the Credit Agreement is amended by adding immediately after each reference to “Leverage Ratio” appearing in clause (a)(ii)(B) thereof “(or, at any time after the Prepayment Trigger Date, the First Lien Leverage Ratio then in effect)”.
     (w) Section 7.6 of the Credit Agreement is amended by (i) adding immediately after each reference to “Leverage Ratio” appearing in clause (c)(iii)(C) thereof “(or, at any time after the Prepayment Trigger Date, the First Lien Leverage Ratio then in effect)” and (ii) deleting clause (i) of such Section in its entirety and substituting in lieu thereof the following:
     “(i) in the ordinary course of business, make Investments in Capital Expenditures; provided that, at all times prior to the Prepayment Trigger Date, the aggregate amount of such Capital Expenditures per fiscal year shall not exceed $20,000,000 in fiscal year 2009 and thereafter (i) $15,000,000, if the Leverage Ratio as of December 31 of the immediately prior fiscal year is greater than 6.00 to 1.00 or (ii) $20,000,000, if the Leverage Ratio as of December 31 of the immediately prior fiscal year is less than or equal to 6.00 to 1.00; provided, further, that the maximum permitted amount of Capital Expenditures under clause (ii) above for any fiscal year shall be increased by up to $3,000,000 of the unused portion of the maximum permitted amount in the immediately preceding fiscal year (it being acknowledged and agreed that in calculating the unused portion with respect to any immediately preceding fiscal year, Capital Expenditures made in the immediately preceding fiscal year shall be deemed to have been made first from the amounts specified in clauses (i) and (ii) for such immediately preceding fiscal year, and upon the reduction of such amount to $0, from unused amounts, if any, carried forward from the fiscal year that preceded such immediately preceding fiscal year).”

     (x) Section 7.7 of the Credit Agreement is amended by (i) adding in clause (c) of such Section at the end thereof the phrase “, and on the New Securities” and (ii) deleting clause (h) of such Section in its entirety and substituting in lieu thereof the following:
     “(h) so long as (i) no Default or Event of Default has occurred and is continuing or would result after giving effect to such Restricted Payment and (ii) the Facility Fee Accrual Date has occurred, the Borrower may (A) make dividends to holders of its Capital Stock, (B) fund payments of current interest on any Permitted Holding Company Indebtedness, (C) fund payments, prepayments and repurchases of principal of any Permitted Holding Company Indebtedness, (D) make payments, prepayments and repurchases of Subordinated Indebtedness of the Borrower and its Subsidiaries and (E) repurchase its Capital Stock (or, after the completion of a Holding Company Reorganization make Restricted Payments to the Holding Company, or any Intermediate Holding Company, to fund repurchases of the Capital Stock of the Holding Company), in an aggregate amount paid under clauses (A) through (E) above not to exceed $1,000,000 from and after the First Amendment Effective Date; provided, that, so long as (i) no Default or Event of Default has occurred and is continuing or would result after giving effect to such Restricted Payment and (ii) the Prepayment Trigger Date has occurred on or prior to the date such Restricted Payment is made, the Borrower may make Restricted Payments of the types described in clauses (A) through (E) above from and after January 1, 2011:
     (x) if the First Lien Leverage Test is greater than 5.00 to 1.00, so long as the amount of such Restricted Payment, together with the aggregate amount of any other Restricted Payments made during such fiscal year, does not to exceed $1,000,000; and
     (y) if the First Lien Leverage Test is less than or equal to 5.00 to 1.00, so long as the amount of such Restricted Payment, together with the aggregate amount of any other Restricted Payments made during such fiscal year, does not to exceed $10,000,000.”
     (y) Section 7.7 of the Credit Agreement is further amended by (i) replacing the “.” at the end of clause (i) with “;” and (ii) adding the following new clauses (j) and (k) immediately following clause (i):
     “(j) so long as (i) no Default or Event of Default has occurred and is continuing or would result after giving effect to such Restricted Payment and (ii) the Borrower has prepaid $250,000,000 or more in principal amount of the Term Loan B with New Securities Proceeds, the Borrower may consummate a Series D Preferred Stock Redemption; and
     (k) so long as (i) no Default or Event of Default has occurred and is continuing or would result after giving effect to such Restricted Payment and (ii) the Borrower has prepaid $250,000,000 or more in principal amount of the Term

Loan B with New Securities Proceeds, the Borrower may exchange New Securities for Series D Preferred Stock in an aggregate face amount of New Securities not to exceed (x) the lesser of (i) $50,000,000 and (ii) the amount of New Securities Proceeds (including any Allowed Liquidity) received by the Borrower from the issuance of New Securities after the Second Amendment Effective Date in excess of $250,000,000 which has been used to make a prepayment of the Term Loan B minus (y) the amount of New Securities Proceeds used to consummate a Series D Preferred Stock Redemption pursuant to the immediately preceding clause (j).”
     (z) Section 7.8 of the Credit Agreement is amended by deleting such Section in its entirety and substituting in lieu thereof the following:
     “Section 7.8 Leverage Ratio; First Lien Leverage Ratio; Fixed Charge Coverage Ratio.
     (a) At all times prior to the Prepayment Trigger Date, the Borrower shall not permit its Leverage Ratio to exceed the ratios set forth below during the periods indicated:

Period	Leverage Ratio

December 31, 2008 through March 30, 2009	7.25 : 1.00

March 31, 2009 through June 29, 2009	8.00 : 1.00

June 30, 2009 through September 29, 2009	8.25 : 1.00

September 30, 2009 through December 30, 2009	8.50 : 1.00

December 31, 2009 through March 30, 2010	8.75 : 1.00

March 31, 2010 through June 29, 2010	9.00 : 1.00

June 30, 2010 through September 29, 2010	9.50 : 1.00

September 30, 2010 through March 30, 2011	9.75 : 1.00

March 31, 2011 and thereafter	6.50 : 1.00
     (b) If, after the Second Amendment Effective Date and on or after the Prepayment Trigger Date, the Borrower has prepaid less than $250,000,000 in principal amount of the Term Loan B with New Securities Proceeds as of the date of determination, then at all times, the Borrower shall not permit its First Lien Leverage Ratio to exceed the ratios set forth below during the periods indicated:

First Lien
Period	Leverage Ratio

Prepayment Trigger Date through March 30, 2011	7.50 : 1.00

March 31, 2011 through September 29, 2011	7.00 : 1.00

September 30, 2011 through December 30, 2011	6.75 : 1.00

December 31, 2011 and thereafter	6.50 : 1.00
     (c) If, after the Second Amendment Effective Date and on or after the Prepayment Trigger Date, the Borrower has prepaid $250,000,000 or more in principal amount of the Term Loan B with New Securities Proceeds as of the date of determination, then at all times, the Borrower shall not permit its First Lien Leverage Ratio to exceed the ratios set forth below during the periods indicated:

First Lien
Period	Leverage Ratio

Prepayment Trigger Date through June 29, 2011	7.00 : 1.00

June 30, 2011 through December 30, 2011	6.75 : 1.00

December 31, 2011 and thereafter	6.50 : 1.00
     (d) If, after the Second Amendment Effective Date and on or after the Prepayment Trigger Date, the Borrower has prepaid less than $250,000,000 in principal amount of the Term Loan B with New Securities Proceeds as of the date of determination, then at all times, the Borrower shall not permit its Fixed Charge Coverage Ratio to be less than the ratios set forth below as of the last day of the period of four consecutive fiscal quarters indicated:

Fixed Charge
Period	Coverage Ratio

Fiscal quarter ending after the Prepayment Trigger Date and on or before December 31, 2010	0.90 : 1.00

Fiscal quarter ending after December 31, 2010	1.00 : 1.00

     (e) If, after the Second Amendment Effective Date and on or after the Prepayment Trigger Date, the Borrower has prepaid $250,000,000 or more in principal amount of the Term Loan B with New Securities Proceeds as of the date of determination, then at all times, the Borrower shall not permit its Fixed Charge Coverage Ratio to be less than the ratios set forth below as of the last day of any period of four consecutive fiscal quarters indicated:

Fixed Charge
Period	Coverage Ratio

Fiscal quarter ending after the Prepayment Trigger Date and on or before June 30, 2011	0.90 : 1.00

Each fiscal quarter ending after June 30, 2011	1.00 : 1.00
     (aa) Section 9.10 of the Credit Agreement is further amended by deleting clause (d) of such Section in its entirety and substituting in lieu thereof the following:
          “(d) to negotiate and enter into (i) any necessary and customary intercreditor agreements with the holders of any senior Indebtedness issued pursuant to the terms of Section 2.14, (ii) the Intercreditor Agreement with the Holders of any New Securities issued pursuant to the terms of Section 7.1(f) and (iii) the Escrow Agreement.
     Section 3. Effectiveness. This Amendment shall become effective when, and only when:
     (a) the Administrative Agent shall have received counterparts of this Agreement executed by the Borrower, each guarantor of the Obligations and the Administrative Agent;
     (b) the Administrative Agent shall have received executed Lender Authorizations from the Required Lenders and the Required Revolving Lenders;
     (c) the Administrative Agent shall have received, to the extent necessary, resolutions of the board of directors of the Borrower authorizing the amendments set forth herein;
     (e) the Borrower shall have paid the fees and expenses set forth in that certain letter agreement dated as of March 9, 2010 (as amended, restated, supplemented or otherwise modified) among Citadel Securities LLC, the Administrative Agent, Wells Fargo Securities, LLC and the Borrower;

     (f) the Borrower shall have paid to the Administrative Agent (or its applicable affiliates), for the account of each Consenting Lender (including the Administrative Agent in its capacity as a Lender) that executes and delivers this Agreement or a Lender Authorization to the Administrative Agent (or its counsel) on or prior to 5:00 p.m. (Charlotte time) on March 30, 2010, an amendment fee in an amount equal to 25.0 basis points multiplied by the aggregate amount of such Lender’s Revolving Loan Commitment and the aggregate outstanding principal amount of such Lender’s Term Loan B, in each case as of the date of this Amendment (after giving effect to the reduction of the Revolving Loan Commitment contemplated hereby);
     (g) the Borrower shall have delivered irrevocable written notice to the Administrative Agent pursuant to Section 2.5 of the Credit Agreement to permanently reduce the Revolving Loan Commitment from $50,000,000 to $40,000,000 (it being agreed that the five Business Day notice requirement set forth therein is hereby waived by the Consenting Lenders); and
     (h) the Administrative Agent shall have received any other documents or instruments reasonably requested by the Administrative Agent in connection with the execution of this Amendment.
     The amendments and modifications to the Credit Agreement set forth in this Amendment shall be effective on and after the effective date hereof and shall not have retroactive impact on events occurring prior to the effective date hereof.
     Section 4. Limited Effect. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. This Amendment shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower, any of its Subsidiaries or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Borrower or any of its Subsidiaries, on the one hand, and the Administrative Agent or any other Lender, on the other hand. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, “hereof” or other words of like import) and in any Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as modified hereby.

     Section 5. Representations and Warranties/No Default. By their execution hereof, the Borrower and each of its Subsidiaries hereby certifies, represents and warrants to the Administrative Agent and the Lenders that:
     (a) after giving effect to the amendments set forth in Section 2 above, each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true, correct and complete in all material respects as of the date hereof, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true, correct and complete as of such earlier date; provided, that any representation or warranty that is qualified by materiality or by reference to Material Adverse Effect shall be true, correct and complete in all respects as of the date hereof;
     (b) no Default or Event of Default has occurred or is continuing;
     (c) it has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment and each of the other documents executed in connection herewith to which it is a party in accordance with their respective terms and the transactions contemplated hereby; and
     (d) this Amendment and each other document executed in connection herewith has been duly executed and delivered by the duly authorized officers of the Borrower and each of its Subsidiaries, and each such document constitutes the legal, valid and binding obligation of the Borrower and each of its Subsidiaries, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.
     Section 6. Acknowledgement and Reaffirmation. Each of the Borrower and its Subsidiaries (a) agrees that the transactions contemplated by this Amendment shall not limit or diminish the obligations of such Person under, or release such Person from any obligations under, the Credit Agreement, the Subsidiary Guaranty Agreement, the Collateral Agreement and each other Security Document to which it is a party, (b) confirms and reaffirms its obligations under the Credit Agreement, the Subsidiary Guaranty Agreement, the Collateral Agreement and each other Security Document to which it is a party and (c) agrees that the Credit Agreement, the Subsidiary Guaranty Agreement, the Collateral Agreement and each other Security Document to which it is a party remain in full force and effect and are hereby reaffirmed.
     Section 7. Release.
          (a) Each of the Borrower and its Subsidiaries hereby releases, remises, acquits and forever discharges the Administrative Agent and each of the Lenders and their respective employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (collectively, the

“Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the effective date of this Agreement, and in any way directly or indirectly arising out of or in any way connected to the Credit Agreement or the Loan Documents (collectively, the “Released Matters”). Each of the Borrower and its Subsidiaries acknowledges that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.
          (b) Each of the Borrower and its Subsidiaries hereby waives the provisions of any statute or doctrine to the effect that a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.
          (c) Each of the Borrower and its Subsidiaries acknowledges and understands the rights and benefits conferred by such a statute or doctrine and the risks associated with waiver thereof, and after receiving advice of counsel, hereby consciously and voluntarily waives, relinquishes and releases any and all rights and benefits available thereunder, insofar as they apply, or may be construed to apply, to each release set forth herein or contemplated hereby. In so doing, each of the Borrower and its Subsidiaries expressly acknowledges and understands that it may hereafter discover facts in addition to or different from those that it now believes to be true with respect to the subject matter of the disputes, claims and other matters released herein, but expressly agrees that it has taken these facts and possibilities into account in electing to make and to enter into this release, and that the releases given herein shall be and remain in effect as full and complete releases notwithstanding the discovery or existence of any such additional or different facts or possibilities.
          (d) This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Each of the Borrower and its Subsidiaries acknowledges that the release contained herein constitutes a material inducement to Administrative Agent and each Lender to enter into this Agreement and that Administrative Agent and those Lenders would not have done so but for the Administrative Agent’s and each Lender’s expectation that such release is valid and enforceable in all events.
     Section 8. Covenant Not to Sue. Each of the Borrower and its Subsidiaries, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by the Borrower and its Subsidiaries pursuant to Section 7 above. If any of the Borrower, its Subsidiaries or any of their respective successors, assigns or other legal representations violates the foregoing covenant, each of the Borrower and its Subsidiaries, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by any Released Party as a result of such violation.
     Section 9. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder.
     Section 10. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     Section 11. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     Section 12. Electronic Transmission. A facsimile, telecopy, pdf or other reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Amendment as well as any facsimile, telecopy, pdf or other reproduction hereof.
     Section 13. Post-Closing Covenant. No later than sixty (60) days after the Second Amendment Effective Date, as such date may be extended by the Administrative Agent in its reasonable discretion, the Borrower shall deliver control agreements executed by the Borrower and/or one of its Subsidiaries (as applicable), the Administrative Agent and the applicable depositary bank or securities intermediary with respect to all Deposit Accounts or Securities Accounts (in each case as defined in the Collateral Agreement) of the Borrower and its Subsidiaries (other than certain excluded accounts referred to in the Collateral Agreement or as determined by the Administrative Agent) existing on the Second Amendment Effective Date to the extent not previously delivered. The failure by the Borrower to comply with the terms of this Section 13 shall constitute an immediate Event of Default under the Credit Agreement.
     Section 14. Entire Agreement. This Amendment is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter.
[Signature Pages Follow]

[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers, all as of the day and year first written above.

GRAY TELEVISION, INC.,
as Borrower

By:	/s/ James C. Ryan

Name:	James C. Ryan

Title:	S.V. P. and C. F. O.

WVLT-TV, INC.,
as Guarantor

By:	/s/ James C. Ryan

Name:	James C. Ryan

Title:	V. P. and C F. O.

GRAY TELEVISION GROUP, INC.,
as Guarantor

By:	/s/ James C. Ryan

Name:	James C. Ryan

Title:	S. V. P. and Treasurer

GRAY TELEVISION LICENSEE, LLC,
as Guarantor

By:	/s/ James C. Ryan

Name:	James C. Ryan

Title:	Treasurer

WELLS FARGO BANK, N.A.,
successor-by-merger to Wachovia Bank, National
Association
as Administrative Agent (on behalf of itself and the
Consenting Lenders who have executed a Lender Authorization)
and as a Lender

By:	/s/ Katherine A. Harris

Name:	Katherine A. Harris

Title:	Managing Director